EXHIBIT 6.6
                                                                     -----------


                             SECURED PROMISSORY NOTE
                             -----------------------
$52,000
                                                         Date: July 23, 2003
                                                         Los Angeles, California

     FOR VALUE RECEIVED, each of SBS INTERACTIVE, CO., a Florida corporation ("SBS, Co."), with an address at 200 Viceroy Avenue, Unit 5, Concord, Ontario, and SBS INTERACTIVE, INC., a Nevada corporation ("SBS, Inc."), with an address at 200 Viceroy Avenue, Unit 5, Concord, Ontario, hereby jointly and severally promises to pay to the order of Karlgar Limited (the "Holder"), at 10250 Constellation Boulevard, 19th Floor, Los Angeles, CA 90067, or such other address as the Holder may designate in writing, the principal sum of $52,000 (the "Principal Amount"), upon the terms and subject to the conditions set forth herein. SBS, Co. and SBS, Inc. are sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers." This Note is a joint and several obligation of the Borrowers.

                              PRELIMINARY STATEMENT
                              ---------------------

The Borrowers hereby acknowledge receipt of $10,000 under this Note, which was previously delivered to the Borrowers by the Holder prior to the date hereof.

     1. PAYMENT; MATURITY; INTEREST. The entire Principal Amount hereof shall be due and payable on August 9, 2003 (the "Maturity Date"). This Note is payable in lawful money of the United States of America. Upon full payment of the Principal Amount on this Note, Holder shall mark this Note as canceled and return the Note to either Borrower. In the event this Note is not paid on or before the Maturity Date, it shall accrue interest on the outstanding Principal Amount at the highest interest rate permitted under California law from the Maturity Date until the Note is paid in full.

     2. EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each an "Event of Default"):

         (a) Failure of the Borrowers to pay the Principal Amount of this Note within five (5) days of the Maturity Date;

         (b) Either Borrower becomes insolvent (as defined in the Federal Bankruptcy Code), admits in writing his insolvency or his present or prospective inability to pay his debts generally as they become due, makes an assignment for the benefit of creditors or commences any bankruptcy or insolvency proceeding;

         (c) Any material breach by either Borrower of any of the terms or provisions contained herein;



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         (d) Failure of either Borrower to execute and deliver any intellectual property mortgage or deed of trust as requested by Holder and necessary to secure Holder's rights hereunder, within 5 days from the written request thereof; and

         (e) Either Borrower defaults or breaches under any other loan agreement, note or other agreement with Holder.

     Then, and in any such event, the Holder may declare, by written notice to either of the Borrowers, the entire Principal Amount under this Note to be forthwith due and payable, whereupon the entire Principal Amount of this Note outstanding and all amounts owed to Holder under any other loan document, shall become due and payable without presentment, demand, protest or notice of any kind or of dishonor, all of which are hereby expressly waived. The Holder may waive any one or more of such Events of Default, but no delay or omission on the part of Holder in exercising any right or remedy hereunder shall operate as a waiver of any such right or remedy or of any other right or remedy under this Note or otherwise available at law or in equity. A waiver on one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

     If an Event of Default shall occur hereunder, the Borrowers must pay all costs and expenses, including attorneys' fees and expenses, incurred by Holder in collecting or attempting to collect the indebtedness under this Note or otherwise in enforcing its rights hereunder. The right to plead any and all statutes of limitation as a defense to a demand hereunder is hereby waived to the full extent permitted by law. None of the provisions hereof and none of the Holder's rights or remedies on account of any past or future defaults shall be deemed to have been waived by Holder's acceptance of any past due payment or by an indulgence granted by the Holder to the Borrowers. The Borrowers hereby waive presentment, demand, protest and notice thereof or of dishonor and diligence in collecting or bringing suit. It is agreed that time is of the essence of this Note. The Borrowers will pay all fees and expenses associated with any waivers or restructuring of this Note.

     3. NOTICES. Any notice, request or other communication required or permitted hereunder must be in writing, and will be deemed to have been duly given if personally delivered or mailed by certified mail return receipt requested, postage prepaid, at the respective address of the parties as set forth herein. Any party hereto may, by notice so given, change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

     4. SEVERABILITY; HEADINGS. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way be affected or impaired thereby. All headings used herein are used for convenience only, and shall not be used to construe or interpret this Note.



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     5. AMENDMENTS. This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived only by a written instrument signed by the Holder and both of the Borrowers.

     6. CHOICE OF LAW. This Note is executed and delivered as of the date first written above under the laws of the State of California, without regard to the rules regarding conflicts of law thereof.

     7. ACKNOWLEDGMENT AND WAIVER. Each Borrower hereby expressly waives any and all defenses of suretyship or guarantee that it may have against the Holder or the other Borrower, as the case may be.

     8. FURTHER ASSURANCES. Each Borrower will execute any and all further documents that may be necessary and proper to carry out the purposes of this Note, including any financing statements necessary to secure this Note. Each Borrower irrevocably agrees to execute, acknowledge and deliver to Holder, within two weeks from the date hereof, a mortgage or deed of trust securing this Note.

     9. SUCCESSORS AND ASSIGNS; ASSIGNMENT. The provisions of this Note shall inure to the benefit of and be binding upon each party hereto, and each and all of their respective heirs, legal representatives, successors and assigns. Except as otherwise provided herein, this Note and any rights hereunder shall not be assignable by either Borrower without the prior written consent of the Holder. Holder may freely assign this Note, in whole or in part.

     10. SECURITY. This Note is secured by all of the real property and personal property now owned or hereafter acquired by each Borrower and the proceeds thereof (the "Collateral"). Each Borrower hereby grants a security interest in his Collateral in favor of Holder to secure the payment of all amounts owed hereunder. Each Borrower shall execute such documents, including UCC-1 financing statements and deeds of trust, as Holder may request in order to perfect Holder's security interest in the Collateral. With respect to any Collateral which is personal property, Holder shall be entitled to all rights of a secured party contained in the California Commercial Code. With respect to any Collateral which is real property, Holder shall be entitled to all the rights and remedies set forth in the deeds of trust evidencing the security interest in the real property.

     11. FACSIMILE COPY. This Note may be executed by facsimile copy.


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     IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed the day and year first above written.


                                   "Borrower"

                                   SBS INTERACTIVE, CO.


                                   /S/ TODD GOTLIEB
                                   ---------------------------
                                   By: Todd Gotlieb
                                   Its:  President


                                   "Borrower"

                                   SBS INTERACTIVE, INC.


                                   /S/ TODD GOTLIEB
                                   ---------------------------
                                   By: Todd Gotlieb
                                   Its:  President